Exhibit 10-e-5

SECOND amendment
to
NORDSON CORPORATION
AMENDED AND RESTATED 2005
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
[DEFINED BENEFIT]

WHEREAS, Nordson Corporation (the “Company”) presently maintains in effect the Nordson Corporation Amended and Restated 2005 Supplemental Executive Retirement Plan [Defined Benefit] (the “2005 Excess Defined Benefit Pension Plan”); and

WHEREAS, the Board of Directors of the Company has authorized the closure of the 2005 Excess Defined Benefit Pension Plan to all Employees who are hired, rehired, or transferred to salaried or non-union hourly employment on or after July 1, 2021 and thus, on and after July 1, 2021, the Employees who are eligible to participate in the 2005 Excess Defined Benefit Plan are those Employees who (i) are actively participating in the Nordson Corporation Salaried Employees Pension Plan on June 30, 2021 or (ii) are engaged in salaried or non-union employment with an Employer before July 1, 2021, and become eligible to participate in the Nordson Corporation Salaried Employees Pension Plan on or after that date, excluding any Employee described in (i) or (ii) who is rehired on or after July 1, 2021.

NOW THEREFORE, in furtherance of the authorization of the Board of Directors of the Company, the 2005 Excess Defined Benefit Pension Plan is hereby amended, effective as of the date set forth below, in the following respects:

1.Effective as of July 1, 2021, Section 1.1(e) of the 2005 Excess Defined Benefit Pension Plan is amended by the addition of a new sentence at the end thereof to provide as follows:

Notwithstanding any provision of the Plan to the contrary, the term “Employee” shall not include: (i) any person who first completes an Hour of Service on or after July 1, 2021; (ii) any retired or former employee who is rehired by an Employer on or after July 1, 2021; or (iii) any person who transfers or retransfers on or after July 1, 2021 to employment compensated, in whole or in part, on a salaried or non-union hourly basis.

EXECUTED at Westlake, Ohio, this 29th day of October , 2021.
NORDSON CORPORATION

By: /s/ Shelly M. Peet
Name: Shelly M. Peet
Title: Executive Vice President, Human Resources